Exhibit 10.13

                            ASSET PURCHASE AGREEMENT


       THIS ASSET PURCHASE AGREEMENT is entered into as of February 23, 2004, between: Houston Pharmaceuticals, Inc., a Texas corporation (the "SELLER"), and Callisto Pharmaceuticals, Inc., a Delaware corporation (the "PURCHASER").

                                    RECITALS

       WHEREAS, the Seller owns and wishes to sell and transfer the 784 Patent Rights (as defined in Exhibit A hereto and subject to certain pre-existing rights) to the Purchaser, and the Purchaser wishes to purchase and acquire such patent rights; and

       WHEREAS, as part of the transactions contemplated by this Agreement, the Purchaser and the Seller will enter into the Sublicense Agreement (as defined below), whereby the Seller will grant the Purchaser a world-wide exclusive license (subject to certain pre-existing rights) to the 412 Patent Rights (as defined in Exhibit A hereto and, together with the 784 Patent Rights, the "PATENT RIGHTS"), on the terms and subject to the conditions set forth in the Sublicense Agreement.

       NOW, THEREFORE, in consideration of the representations, warranties, agreements and conditions set forth in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

       The parties to this Agreement, intending to be legally bound, agree as follows:

1.     SALE OF PATENT RIGHTS; GRANT OF LICENSE; RELATED TRANSACTIONS.

       1.1 SALE OF PATENT RIGHTS. The Seller shall sell, assign, transfer, convey and deliver to the Purchaser, at the Closing (as defined below), good and valid title to the 784 Patent Rights (as defined in EXHIBIT A hereto), free and clear of any encumbrances, except Permitted Encumbrances, on the terms and subject to the conditions set forth in this Agreement. "PERMITTED ENCUMBRANCES" shall mean those rights retained by the University of Texas System pursuant to that certain Release of Invention, executed by the University of Texas System in favor of Waldemar Priebe, Marta Krawczyk, Piotr Skibicki, Izabela Fokt, Krzysztof Dziewiszek, Grzegorz Grynkiewicz, and Roman Perez-Soler on January 31, 2000 (the "RELEASE"). Under the terms of the Release, the University of Texas System and its components hold a royalty-free, non-exclusive license to use the 784 Patent Rights in educational, research and patient-care activities.

       1.2 GRANT OF LICENSE. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall grant to the Purchaser an exclusive, world-wide license to the 412 Patent Rights, on the terms and subject to the conditions set forth in the Sublicense Agreement, in the form of EXHIBIT B hereto (the "SUBLICENSE AGREEMENT").

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       1.3    CONSIDERATION.

              (a)    At the Closing, the Purchaser shall issue to the Seller:

                     (i) 25,000 shares of common stock of the Purchaser (the "CLOSING SHARES"); and

                     (ii) options to purchase an aggregate of 1,170,000 shares of common stock of the Purchaser at an exercise price equal to the closing price of the Purchaser's common stock on the date hereof, as quoted on the Over the Counter Bulletin Board ("OTCBB"), which such options shall vest as set forth in EXHIBIT C hereto (the "CLOSING OPTION").

              (b) In addition to the consideration payable to the Seller pursuant to Section 1.3(a), the Purchaser agrees to pay to the Seller a royalty equal to two percent (2%) of Net Sales of Products. Royalties under this Section 1.3(b) shall be paid annually during the period of time commencing on the first commercial sale of a Product and ending upon the expiration of the last to expire of the 784 Patent Rights.

                     (i) "NET SALES" shall mean the gross amounts received by the Purchaser or its affiliates or licensees for the sale of Products to third parties, less the following: (a) discounts actually granted, (b) credits, rebates or allowances actually granted upon claims, damaged goods, rejections or returns of Products, including recalls, (c) freight, postage, shipping and insurance charges actually allowed or paid for delivery of Products, to the extent billed, and (d) taxes, duties or other governmental charges (other than income taxes) levied on, absorbed or otherwise imposed on sales of Products.

                     (ii) "PRODUCT" shall mean any product developed, manufactured or sold by the Purchaser or its affiliates or licensees, which, when made, used or sold would, but for the sale of the 784 Patent Rights to the Purchaser pursuant to this Agreement, constitute an infringement of a valid, enforceable and unexpired claim within the 784 Patent Rights.

              (c) In addition to the consideration payable to the Seller pursuant to Sections 1.3(a) and 1.3(b), in the event that the Purchaser achieves any of the milestones listed on Exhibit C hereto after such time as the Closing Option has become fully vested, then the Purchaser and Seller shall mutually determine an additional number of options to purchase shares of the common stock of the Purchaser to be issued by the Purchaser to the Seller; PROVIDED, that such number shall not be less than the number of options that would have vested as a result of achievement of such milestone had the Closing Option not been fully-vested at the time such milestone was achieved (the "MILESTONE OPTIONS" and, together with the Closing Option, the "OPTIONS"). Any stock options issued to the Seller pursuant to this Section 1.3(c) shall be fully-vested and shall be issued at an exercise price equal to the closing price of the Purchaser's common stock on the date of grant, as quoted on the OTCBB.

       1.4 SALES TAXES. The Purchaser shall bear and pay, and shall reimburse the Seller for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes,

                                       2.
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charges,  fees or  expenses  that may  become  payable  in  connection  with the transfer of the 784 Patent Rights to the Purchaser or in connection with any of the other transactions contemplated by this Agreement.

       1.5    CLOSING.

              (a) The closing of the sale of the 784 Patent Rights to the Purchaser (the "CLOSING") shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP in San Diego, California, at 10:00 a.m. on the date hereof. For purposes of this Agreement, "CLOSING DATE" shall mean the date as of which the Closing actually takes place.

              (b)    At the Closing:

                     (i)    the  Seller   shall   execute  and  deliver  to  the
       Purchaser a bill of sale, assigning, conveying, transferring and delivering to the Purchaser good and valid title to the 784 Patent Rights free and clear of any encumbrances, except Permitted Encumbrances;

                     (ii) the Purchaser shall deliver to the Seller a certificate representing 25,000 shares of common stock of the Purchaser and an option to purchase 1,170,000 shares of common stock of the Purchaser, as contemplated by Section 1.3(a);

                     (iii) the Purchaser shall pay to the Seller $100,000 for the reimbursement of fully-burdened costs and expenses incurred prior to the Closing Date by the Seller in connection with the Seller's patent rights, including, without limitation, fully-burdened costs and expenses associated with acquiring and maintaining such patent rights;

                     (iv) the Purchaser shall pay to the Seller up to $3,500 for the reimbursement of legal fees and expenses incurred by the Seller in connection with the Transaction Agreements and the Transactions (each as defined below); and

                     (v) the Seller and the Purchaser shall execute and deliver the Sublicense Agreement.

2.     REPRESENTATIONS AND WARRANTIES OF THE SELLER.

              The Seller represents and warrants as of the date of this Agreement that each of the following representations and warranties is true and correct:

       2.1 DUE ORGANIZATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

       2.2 AUTHORITY; BINDING NATURE OF AGREEMENT. The Seller has the corporate power and authority to enter into and to perform its obligations under this Agreement and the Sublicense Agreement (together, the "TRANSACTION AGREEMENTS"); and the execution, delivery and performance by the Seller of the Transaction Agreements has been duly authorized by all

                                       3.
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necessary  action  on  the  part  of  the  Seller.  The  Transaction  Agreements constitute the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally or to general principles of equity.

       2.3 NON-CONTRAVENTION. The execution, delivery and performance of the Transaction Agreements by the Seller, and the consummation by the Seller of the transactions contemplated by the Transaction Agreements (the "TRANSACTIONS"), do not and will not (a) contravene or conflict with the organizational documents of the Seller, (b) to the knowledge of the Seller, contravene or conflict with or constitute a material violation of any provision of any applicable legal requirement binding upon or applicable to the Seller, or (c) contravene or constitute a default under any material contract of the Seller, in the case of each of (a), (b) and (c), except as would not have a material adverse effect on the Seller.

       2.4    PATENT RIGHTS.

              (a) The Seller exclusively owns all right, title, and interest to and in the 784 Patent Rights, free and clear of any encumbrances, except Permitted Encumbrances. Without limiting the generality of the foregoing:

                     (i) All documents and instruments necessary to perfect the rights of the Seller in the 784 Patent Rights have been validly executed, delivered, and filed in a timely manner with the appropriate governmental body.

                     (ii) Each person who is or was involved in the creation or development of the 784 Patent Rights has signed a valid, enforceable agreement containing an assignment of intellectual property rights to the Seller. No current or former stockholder, officer, director, or employee of the Seller has any claim, right (whether or not currently exercisable), or interest to or in the 784 Patent Rights.

                     (iii) The Seller has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, the 784 Patent Rights to any other person or licensed to any person any rights with respect to the 784 Patent Rights.

              (b)    The  784  Patent   Rights  are   valid,   subsisting,   and
enforceable. Without limiting the generality of the foregoing:

                     (i) Any U.S. patent application within the 784 Patent Rights was filed within one year of the first printed publication, public use or offer for sale of the invention described in such patent.

                     (ii) No interference, opposition, reissue, reexamination, or other proceeding of any nature is or has been pending or, to the knowledge of the Seller, threatened, in which the scope, validity, or enforceability of the 784 Patent Rights is being contested or challenged.

                                       4.

       2.5 PROCEEDINGS; ORDERS. There is no pending proceeding, and to Seller's knowledge, no person has threatened to commence any proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. There is no order to which the 784 Patent Rights is subject.

       2.6 LIMITED WARRANTY. Except as otherwise provided herein, the 784 Patent Rights are sold "AS IS" and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied. The Seller makes no representation or warranty that the use of the 784 Patent Rights will not infringe any other patent or other proprietary rights.

       2.7    INVESTMENT REPRESENTATIONS.

              (a) THE SELLER BEARS ECONOMIC RISK. The Seller must bear the economic risk of this investment indefinitely unless the Closing Shares or the shares of Purchaser common stock issued upon exercise of the Options are registered pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or an exemption from registration is available. The Seller also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Seller to transfer all or any portion of the shares of the common stock of the Purchaser to be received by the Seller pursuant to this Agreement under the circumstances, in the amounts or at the times the Seller might propose.

              (b) ACQUISITION FOR OWN ACCOUNT. The Seller is acquiring the common stock of the Purchaser to be received by the Seller pursuant to this Agreement for its own account for investment only, and not with a view towards distribution.

              (c) THE SELLER CAN PROTECT ITS INTEREST. The Seller represents that by reason of its, or of its management's, business or financial experience, the Seller has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Further, the Seller is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

              (d)    COMPANY  INFORMATION.  The Seller has had an opportunity to discuss the Purchaser's business, management and financial affairs with directors, officers and management of the Purchaser and has had the opportunity to review the Purchaser's operations and facilities. The Seller has also had the opportunity to ask questions of and receive answers from the Purchaser and its management regarding the terms and conditions of this investment.

              (e) TRANSFER RESTRICTIONS. The Seller will not sell or otherwise transfer the Closing Shares, the Options or any shares of Purchaser common stock received upon exercise of the Options without registration under the Securities Act or unless an exemption from registration is available.

              (f) RULE 144. The Seller acknowledges and agrees that the common stock of the Purchaser to be received by the Seller pursuant to this Agreement must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such

                                       5.

registration is available. The Seller is aware that the Closing Shares and any shares of Purchaser common stock issued to the Seller upon exercise of the Options are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act. The Seller has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Purchaser, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

              (g) NO REPRESENTATIONS OR WARRANTIES. No representations or warranties have been made to the Seller by the Purchaser or any officer, director, employee, agent, affiliate or subsidiary of the Purchaser other than those contained herein, and in accepting shares of common stock of the Purchaser, the Seller is not relying on any representations other than those contained herein.

              (h) RESIDENCE. The office of the Seller in which its investment decision was made is located at the address of the Seller set forth in Section 6.3.

              (i) LEGEND. The Seller understands and acknowledges that any shares of common stock of the Purchaser to be received by the Seller pursuant to this Agreement shall bear a legend substantially as follows until such time as
(a) such securities shall have been registered under the Securities Act, or (b) in the opinion of counsel for the Purchaser such securities may be sold without registration under the Securities Act as well as any applicable state securities laws:

                     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED UNLESS REGISTERED AND QUALIFIED UNDER THE SECURITIES ACT AND, IF APPLICABLE, STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

                     The Purchaser shall reimburse the Seller for the reasonable legal costs incurred by the Seller in obtaining an opinion of counsel reasonably satisfactory to the Purchaser in connection with the sale by the Seller of the Closing Shares and any shares of Purchaser common stock received by the Seller upon exercise of the Options.

3.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

       The Purchaser represents and warrants, to and for the benefit of the Seller that each of the following representations and warranties is true and correct:

       3.1 DUE ORGANIZATION; ETC. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction where its business requires such qualification; PROVIDED, HOWEVER, that the

                                       6.

Purchaser's Application for Authority in New York is pending clearance from the New York Department of Taxation and Finance.

       3.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Purchaser has the corporate power and authority to enter into and perform its obligations under each of the Transaction Agreements, including, without limitation, the issuance and delivery of the Closing Shares and the Options and the reservation of the shares of common stock of the Purchaser issuable upon exercise of the Options, and the execution and delivery by the Purchaser of each Transaction Agreement has been duly authorized by all necessary action on the part of the Purchaser and its board of directors. Each Transaction Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally or to general principles of equity.

       3.3 PURCHASER COMMON STOCK. The Closing Shares and the Closing Options, and the shares of common stock of the Purchaser issuable upon exercise of the Closing Options after the Closing Date, have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement, the Closing Shares and the Options, and the shares of common stock of the Purchaser issuable upon exercise of the Options after the Closing Date, will be, when so issued, (i) duly authorized, validly issued, fully paid and nonassessable, (ii) free of any liens or encumbrances, (iii) free of preemptive rights created by statute, the Purchaser's certificate of incorporation or bylaws or any agreement to which the Purchaser is a party or by which the Purchaser is bound, and (iv) issued in compliance with all applicable federal and state securities laws.

       3.4 NON-CONTRAVENTION. The execution, delivery and performance of the Transaction Agreements by the Purchaser and the consummation of the Transactions do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of the Purchaser, (b) to the knowledge of the Purchaser, contravene or conflict with or constitute a material violation of any provision of any applicable legal requirement binding upon or applicable to the Purchaser, or (c) contravene or constitute a default under any material contract of the Purchaser, in the case of each of (a), (b) and (c), except as would not have a material adverse effect on the Purchaser.

       3.5 PROCEEDINGS; ORDERS. There is no pending proceeding, and no person has threatened to commence any proceeding: (i) that could result in a material adverse effect to the Purchaser (whether or not the Purchaser is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. No event has occurred, and no claim, dispute or other condition or circumstance exists, that could directly or indirectly give rise to or serve as a basis for the commencement of any such proceeding. There is no proposed order that, if issued or otherwise put into effect, (i) could result in a material adverse effect to the Purchaser, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                                       7.
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       3.6    SEC  DOCUMENTS  AND OTHER  REPORTS.  The  Purchaser  has filed all required documents with the Securities and Exchange Commission ("SEC") since January 1, 2003 (the "PURCHASER SEC DOCUMENTS"). As of the respective dates such documents were filed with the SEC (or, if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing), the Purchaser SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and, at the respective times they were filed (or if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing), none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Purchaser included in the Purchaser SEC Documents, with the exception of the audited financial statements of Callisto Research Labs, LLC (formerly Callisto Pharmaceuticals, Inc.) for the years ended December 31, 2001 and 2002, included in the Current Report on Form 8-K, filed by the Purchaser on May 15, 2003, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect
thereto,   were  prepared  in  accordance  with  generally  accepted  accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Purchaser and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein which will not, individually or in the aggregate, be material in amount). Except as disclosed in the Purchaser SEC Documents or as required by GAAP, Purchaser has not, since September 30, 2003, made any change in the accounting practices or policies applied in the preparation of financial statements.

4.     OTHER AGREEMENTS.

       4.1 DEVELOPMENT AND COMMERCIALIZATION EFFORTS. From and after the Closing Date, the Purchaser shall use its commercially reasonable efforts to develop and commercialize at least one drug candidate resulting from the 784 Patent Rights that meets the Purchaser's criteria for clinical development. In the event the Board of Directors of the Purchaser shall determine to abandon its development and commercialization efforts with respect to the 784 Patent Rights, the Board of Directors of the Purchaser shall notify the Seller in writing within 10 days of the Board's determination (the "NOTICE"), and the Seller shall have the right, in its sole discretion, to repurchase the 784 Patent Rights from the Purchaser at a price to be mutually agreed to by the parties in good faith; PROVIDED, that such price shall not exceed the fair market value of that portion of the consideration received by the Seller for such patent rights pursuant to this Agreement plus the aggregate amount spent by the Purchaser to maintain the 784 Patent Rights from the Closing Date. In order to exercise its right to repurchase the 784 Patent Rights pursuant to this Section 4.1, the Seller must notify the Purchaser, in writing, of its intent to repurchase within 30 days after receipt of the Notice by the Seller. Any sale or license of the 784

                                       8.
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Patent  Rights  by the  Purchaser  shall  not  trigger  the  Seller's  right  to repurchase the 784 Patent Rights pursuant to this Section 4.1.

       4.2 OWNERSHIP OF DEVELOPMENTS. The Purchaser shall own the entire right and title in all inventions, discoveries, improvements or other technology, whether or not patentable, and any patent applications or patents based thereon, made or conceived during and as a result of the research, development and commercialization of the Patent Rights by the Purchaser (collectively, the "DEVELOPMENTS"). In addition, the Seller agrees that the Purchaser will own all quantitative and qualitative information and test results or reports arising from the research, development, and commercialization of the Patent Rights. In the event that the Seller exercises its right to repurchase the 784 Patent Rights pursuant to Section 4.1 above, the Purchaser agrees to grant the Seller, on commercially reasonable terms, a non-exclusive license to use any of the Developments that, in the reasonable discretion of the Seller, are necessary to enable the Seller to develop and commercialize any drug candidates resulting from the 784 Patent Rights.

5.     INDEMNIFICATION, ETC.

       5.1 SURVIVAL OF SELLER REPRESENTATIONS. Except as otherwise set forth in this Section 5.1, (a) the representations and warranties of the Seller set forth in Section 2 (except that representation that is specifically referenced in subsection (b) below) shall expire at 11:59 p.m. (PST) on the twelve-month anniversary of the Closing Date, and (b) the representation of the Seller set forth in Section 2.4(a)(iii) shall expire on the 10 year anniversary of the Closing Date. Notwithstanding anything to the contrary contained herein, if a claim notice relating to any representation or warranty set forth in any of the provisions of Section 2 is given to the Seller on or prior to the expiration date for such representation or warranty, then, notwithstanding anything to the contrary contained in this Section 5.1, such representation or warranty shall not so expire, but rather shall remain in full force and effect until such time as any breach of such representation or warranty has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of the Seller and the Purchaser or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

       5.2    INDEMNIFICATION BY THE SELLER.

              (a) From and after the Closing Date, the Seller shall hold harmless and indemnify the Purchaser from and against, and shall compensate and reimburse the Purchaser for, any damages, costs or expenses that are suffered or incurred by the Purchaser and that arise from or as a result of any breach of any of the representations or warranties made by the Seller in Section 2 of this Agreement.

              (b)    The   Seller   shall   not  be   required   to   make   any
indemnification payment pursuant to Section 5.2(a) until such time as the total amount of all damages, costs or expenses that have been suffered or incurred by the Purchaser exceeds $2,500. If the total amount of such damages exceeds $2,500, the Purchaser shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such damages, and not merely the portion of such damages exceeding $2,500.

                                       9.

              (c) Notwithstanding anything in this Agreement to the contrary, Seller's aggregate liability for any indemnification payments pursuant to
Section 5.2(a) will be limited to, and shall not exceed, an amount equal to the fair market value of the Closing Shares on the date hereof, based on the closing price of the Purchaser's common stock on the date hereof, as quoted on the OTCBB (the "SHARES CAP"). Prior to the date that any of the Closing Shares may be sold by the Seller in open market transactions, all claims for indemnification which are finally determined shall be satisfied by the return to the Purchaser of that number of Closing Shares having a value equal to the total amount of any such claim. Notwithstanding the above, if the Seller's aggregate liability for indemnification pursuant to Section 5.2(a) exceeds the Shares Cap (such excess shall be referred to herein as the "EXCESS AMOUNT"), at such time as the Seller's liability for the Excess Amount becomes final, the Purchaser shall be entitled to cancel a number of unvested Closing Options equal in value to the Excess Amount. The number of unvested Closing Options to be cancelled pursuant to the preceding sentence shall be determined by dividing the Excess Amount by the difference between (i) the closing price of the Purchaser's common stock on the date that the indemnification claim becomes final, as quoted on the principal stock exchange on which the Purchaser's common stock is listed or, if not listed on a national stock exchange, as quoted on the OTCBB or other quotation system, and (ii) the per share exercise price of the Closing Options. In the event that (i) the Seller's aggregate liability for indemnification payments pursuant to Section 5.2(a) shall exceed the Shares Cap, (ii) all unvested Closing Options shall have been cancelled pursuant to this Section 5.2(c), and (iii) the Seller shall have additional unpaid liability for indemnification payments pursuant to Section 5.2(a) solely resulting from the Seller's breach of its representation set forth in Section 2.4(a)(iii) (such unpaid liability shall be referred to herein as the "ADDITIONAL AMOUNT"), the Seller shall be required to pay the Purchaser a cash payment equal to such Additional Amount; PROVIDED, HOWEVER, that the Seller's aggregate liability for the Additional Amount shall be limited to, and shall not exceed, $100,000.

6.     MISCELLANEOUS PROVISIONS.

       6.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

       6.2 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transaction Agreements or the enforcement of any provision of any of the Transaction Agreements is brought between the parties to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

       6.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                                      10.

              IF TO THE SELLER:         Houston Pharmaceuticals, Inc.
                                        4239 Emory Avenue
                                        Houston, TX 77005

              WITH A COPY (WHICH COPY SHALL NOT CONSTITUTE NOTICE) TO:

                                        Paul, Hastings, Janofsky & Walker LLP
                                        3579 Valley Centre Drive
                                        San Diego, CA 92130
                                        Attn: Carl Sanchez, Esq.

              IF TO THE PURCHASER:      Callisto Pharmaceuticals, Inc.
                                        420 Lexington Avenue, Suite 2500
                                        New York, NY 10170
                                        Facsimile: 212-297-0020

              WITH A COPY (WHICH COPY SHALL NOT CONSTITUTE NOTICE) TO:

                                        Sills Cummis Epstein & Gross, P.C.
                                        One Riverfront Plaza
                                        Newark, NJ 07102
                                        Attn: Jeffrey J. Fessler, Esq.
                                        Facsimile: 973-643-6500

       6.4    TIME OF THE ESSENCE. Time is of the essence of this Agreement.

       6.5 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

       6.6    COUNTERPARTS.   This   Agreement   may  be   executed  in  several
counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

       6.7 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

       6.8    SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

              (a) This Agreement shall be binding upon: the Seller and its successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller; the Purchaser and the respective successors and assigns (if any) of the foregoing.

              (b) Neither the Purchaser nor the Seller shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of

                                      11.

the other party; PROVIDED, HOWEVER, that the Purchaser shall not be required to obtain the prior written consent of the Seller in connection with the delegation of any of its obligations under this Agreement in connection with a sale or license of the 784 Patent Rights so long as the Purchaser provides the Seller with written notice of such delegation within fifteen days following the closing of the transaction.

              (c) None of the provisions of this Agreement is intended to provide any rights or remedies to any person other than the parties to this Agreement and their respective successors and assigns (if any).

       6.9 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative and not alternative. The parties hereto agree that: (a) in the event of any breach or threatened breach by any party hereto of any obligation or other provision set forth in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) such other party shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

       6.10   WAIVER.

              (a) No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

              (b) No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

       6.11 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

       6.12 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                                      12.

       6.13 ENTIRE AGREEMENT. The Transaction Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

                                      13.

       The parties to this Agreement have caused this Agreement to be executed and delivered as of the date set forth above.

                                        HOUSTON PHARMACEUTICALS, INC.
                                         a Texas corporation



                                        By: /s/ Teresa Priebe
                                            ------------------------------------
                                            Name:  Teresa Priebe
                                                   -----------------------------

                                            Title: President
                                                   -----------------------------


                                        CALLISTO PHARMACEUTICALS, INC.
                                         a Delaware corporation



                                        By: /s/ Gary S. Jacob
                                            ------------------------------------
                                            Name:  Gary S. Jacob
                                                   -----------------------------
                                            Title: Chief Executive Officer
                                                   -----------------------------

                                      14.

                                    EXHIBIT A


       The "784 PATENT RIGHTS" shall mean (a) that certain United States Patent number 6,355,784, issued on March 12, 2002, entitled "Methods and compositions for the manufacture of halogenated anthracyclines with increased antitumor activity, other anthracyclines, halogenated sugars, and glycosyl donors," (b) any and all foreign (including International) patents and patent applications that claim priority either directly or indirectly from US 6,355,784 or US Provisional Patent Application 60/089,162, (c) any provisionals, substitutions, divisionals, reissues, renewals, continuations, continuations-in-part, substitute applications and inventors' certificates that claim priority either directly or indirectly from US 6,355,784 or US Provisional Patent Application 60/089,162, and (d) any foreign or domestic patents issuing from any of the foregoing patent applications.


       The "412 PATENT RIGHTS" shall mean (a) that certain United States Patent number 5,874,412, issued on February 23, 1999, entitled "Bis-Anthracyclines with high activity against doxorubicin resistant tumors," (b) any and all foreign (including International) patents and patent applications that claim priority either directly or indirectly from US 5,874,412 or US Provisional Patent Application 60/013,869, (c) any provisionals, substitutions, divisionals, reissues, renewals, continuations, continuations-in-part, substitute applications and inventors' certificates that claim priority either directly or indirectly from US 5,874,412 or US Provisional Patent Application 60/013,869, and (d) any foreign or domestic patents issuing from any of the foregoing patent applications.

                                    EXHIBIT B

                              SUBLICENSE AGREEMENT

                                    EXHIBIT C

                                  STOCK OPTIONS

The stock options to purchase 1,170,000 shares of common stock of the Purchaser to be issued to the Seller pursuant to Section 1.3(a)(ii) of the Agreement shall vest pursuant to the following schedule:

---------------------------------------  ---------------------------------------
Milestone                                Number of Options Vested
---------------------------------------  ---------------------------------------
Each new grant award associated with     10,000
a clinical  candidate covered by the
Patent Rights.
---------------------------------------  ---------------------------------------
Any and each new drug candidate          30,000
covered by the Patent Rights that
achieves success in cancer animal
model studies.
---------------------------------------  ---------------------------------------
Each successful IND filing of a          50,000
new drug candidate covered by the
Patent Rights.
---------------------------------------  ---------------------------------------
Upon the completion of each              100,000
successful Phase II trial for
a drug covered by the
Patent Rights.
---------------------------------------  ---------------------------------------
Each time NDA approval is obtained       200,000
from the FDA for a drug covered by
the Patent Rights.
---------------------------------------  ---------------------------------------